EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Shareholders of People's Liberation, Inc. and Subsidiaries
Los Angeles, California

         We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 333-134672) of our report dated March 20, 2008, relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-KSB of People's Liberation, Inc. for the year ended December 31, 2007.


/s/ Grobstein, Horwath & Company LLP
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Grobstein, Horwath & Company LLP

Sherman Oaks, California
March 20, 2008